Consent of Independent Registered Public Accounting Firm

Artesian Resources Corporation
Newark, Delaware

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 11, 2022, relating to the consolidated financial statements of Artesian Resources Corporation (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Wilmington, Delaware
August 12, 2022